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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 except for Note 10, as to which date is February 20, 2002 relating to the financial statements and financial statement schedule, which appears in Laboratory Corporation of American Holdings Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 19, 2002